Evers &
Andelin, LLP
Lawyers and Counselors At Law
-----------------------------
November 19, 1997
                                                              Phyllis E. Andelin
                                                                William D. Evers
                                                              Jay P. Hendrickson
                                                                Paul E. Manasian
                                                         Philip J. Nicholsen, PC
                                                               -------------
                                                           Rafael Aguirre-Sacasa
                                                                Kevin F. Barrett
                                                             Kenneth A. Brunetti
                                                               William L. Lowery

                                                            Phone (415) 391-4294
                                                              Fax (415) 391-4292
James McGreen
President and Director
ZAP Power Systems
117 Morris Street
Sebastopol, California 95472

     Re:    Legality of Shares

Dear Mr. McGreen:

       You have asked us as counsel for ZAP Power Systems, a Delaware corporation (the "Company"), for our opinion regarding the legality of the shares being cleared for registration with the Securities and Exchange Commission pursuant to the filing of a Form SB-2 Registration Statement under the Securities Act of 1933, dated November 19, 1997. The Registration Statement is on behalf of the Company and covers 500,000 shares of the Common Stock of the Company.

       We have been asked to opine as to the legality of the securities being cleared. We have made reasonable inquiry and are of the opinion that the securities being cleared, will, when sold, be legally issued, fully paid and non-assessable.

       We are not opining as to any other statements contained in the Registration Statement, nor as to matters that occur after the date thereof.

                               Very truly yours,

                              EVERS & ANDELIN, LLP

                           /s/ William D. Evers
                           ----------------------------
                           By William D. Evers, Partner

155 Montgomery Street, 12th Floor  San Francisco California 94104   415 391 4291